Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

North American Palladium Ltd.

We consent to the incorporation by reference in this Form F-10/A of:

•                                          our auditors’ report dated February 23, 2009 on the consolidated balance sheets of North American Palladium Ltd. (the “Corporation”) as at December 31, 2008 and December 31, 2007, and the consolidated statements of operations, comprehensive loss and deficit, cash flows and shareholders’ equity for each of the years in the three-year period ended December 31, 2008;

•                                          our auditors’ report dated February 23, 2009 on the Corporation’s Reconciliation to Accounting Principles Generally Accepted in the United States as at December 31, 2008 and 2007 and for each of the years in the three-year period ended December 31, 2008;

•                                          our Report of Independent Registered Public Accounting Firm dated February 23, 2009 on the Corporation’s internal control over financial reporting as of December 31, 2008 and to the reference to our firm under the heading “Auditors” in the prospectus.

/s/ KPMG LLP

Chartered Accountants, Licensed Public Accountants

Toronto, Canada

May 15, 2009